UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Credit Facilities

Overview

On December 8, 2023 (the "Closing Date"), SunOpta Inc. (the "Company" or the "Borrower") and certain other subsidiaries of the Company entered into (x) a new $180.0 million term loan credit facility (the "New Term Loan Credit Facility") and (y) a new $85.0 million revolving credit facility (the "New Revolving Credit Facility" and, together with the New Term Loan Credit Facility, the "New Credit Facilities").  The New Credit Facilities permit the Borrower to request increases to the commitments and loans in respect of the New Credit Facility or commitments and loans in respect of a new term loan facility in an amount of up to (A) the greater of (x) $77,500,000 and (y) 100% of consolidated EBITDA as of the most recently ended four fiscal quarter period for which financials have been delivered, plus (B) amounts equal to certain repayments and commitment reductions, plus (C) an unlimited amount subject to pro forma compliance with a consolidated total net leverage ratio of 2.50 to 1.00. At the Closing Date, the Company had borrowed a total of $210.0 million under the New Credit Facilities, comprising $180.0 million borrowed under the New Term Loan Credit Facility and $30.0 million borrowed under the New Revolving Credit Facility.

Borrowings under the New Revolving Credit Facility may be made in U.S. Dollars, Canadian Dollars and such other currencies as may be agreed by the Company and the lenders.  The New Revolving Credit Facility includes borrowing capacity available for letters of credit and provide for borrowings on same-day notice including in the form of swingline loans.  The proceeds of the New Term Loan Credit Facility and the proceeds of a drawing of the New Revolving Credit Facility were used on the Closing Date to repay in full the amounts owing under the Company's Amended and Restated Credit Agreement, dated as of December 31, 2020 (as amended, supplemented or otherwise modified from time to time, the "2020 Credit Facility") and to repay and terminate certain capital lease obligations.

Interest Rate and Fees

Borrowings under the New Credit Facilities will bear interest at a margin over a reference rate selected at the option of the Borrower.  The margin for the New Credit Facilities will be set quarterly based on the consolidated total net leverage ratio for the preceding fiscal quarter and will range from 1.00% to 2.25% with respect to base rate borrowings and from 2.00% to 3.25% for term SOFR, alternative currency term rate and alternative currency daily rate borrowings.  The initial margin for the New Credit Facilities is 1.75% with respect to base rate borrowings and 2.75% with respect to term SOFR, alternative currency term rate and alternative currency daily rate borrowings.

In addition to paying interest on outstanding principal under the New Credit Facilities, the Borrower is required to pay an undrawn fee to the lenders under the New Revolving Credit Facility quarterly based on the consolidated total net leverage ratio for the preceding fiscal quarter ranging from 0.20% to 0.40% on the undrawn revolving commitments thereunder. The Borrower is also required to pay customary letter of credit fees, to the extent letters of credit are issued and outstanding under the New Revolving Credit Facility.

Guarantee and Security

All obligations under the New Credit Facilities are unconditionally guaranteed by (x) the Borrower (other than with respect to its own obligations) and (y) each existing and future direct and indirect wholly-owned domestic or Canadian subsidiary of the Company (other than the Borrower, any immaterial subsidiaries, unrestricted subsidiaries, subsidiaries that are precluded by law or regulation from guaranteeing the obligations and other customary exceptions) (the subsidiaries described in this clause (y), collectively, the "Subsidiary Guarantors").

In addition, the New Credit Facilities are secured by a first priority security interest in (x) substantially all of tangible and intangible assets of the Borrower and those of each Subsidiary Guarantor (subject to certain customary exceptions and qualifications) and (y) all the capital stock of, or other equity interests in each Subsidiary Guarantor and each Subsidiary Guarantors' direct restricted subsidiaries (subject to certain customary exceptions and qualifications) (collectively, the "Collateral").

Certain Covenants and Events of Default

The New Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company's, and the Company's restricted subsidiaries' ability to:

  create liens on assets;
  sell assets and enter into sale and leaseback transactions;
  pay dividends, prepay contractually subordinated indebtedness and make other restricted payments;
  incur additional indebtedness and make guarantees;
  make investments, loans or advances, including acquisitions;
  engage in certain transactions with affiliates;
  amend agreements governing contractually subordinated indebtedness;
  amend their governing documents;
  permit certain restrictions on the ability of restricted subsidiaries that is not a Subsidiary Guarantor to pay dividends or make other payments to the Borrower or any Subsidiary Guarantor;
  fundamentally change the character of their business;
  change the Company's fiscal year;
  enter into contractual obligations that restrict the ability of the Borrower or any Subsidiary Guarantor to grant a lien on its assets in favor of the lenders and other secured creditors under the New Credit Facilities;
  engage in mergers or consolidations; and
  establish, sponsor, maintain or contribute to Canadian pension plans.

In addition, the Company and its restricted subsidiaries are required to (A) maintain a minimum fixed charge coverage ratio of 1.20 to 1.00 as of the end of each quarterly test period and (B) maintain a maximum consolidated total net leverage ratio of (x) for each quarterly test period ending prior to December 31, 2024, 4.00 to 1.00 (y) for each quarterly test period ending from December 31, 2024 through the test period ending September 30, 2025, 3.75:1.00 and (z) for each quarterly test period ending December 31, 2025 thereafter, 3.50 to 1.00; provided that, if the Borrower or any of its restricted subsidiaries consummates an acquisition for consideration in excess of $50,000,000 in any quarterly test period, then the maximum consolidated total net leverage ratio may, at the election of the Borrower (on no more than two occasions), be increased to the lesser of (i) 4.25 to 1.00 and (ii) the then applicable maximum consolidated leverage ratio plus 0.50 to 1.00, for the end of the four succeeding quarterly test periods.

The New Credit Facilities also contain certain customary affirmative covenants and events of default.

The foregoing description of the New Credit Facilities does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Credit Facilities which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Concurrently with the entry into the New Credit Facilities, the Company terminated and repaid in full all amounts outstanding pursuant to the 2020 Credit Facility.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure set forth under Items 1.01 and 1.02 of this Report relating to the New Credit Facilities and the 2020 Credit Facility which is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE

On December 13, 2023, the Company issued a press release announcing the events described in Item 5.02 of this report. The text of the press release is set forth in Exhibit 99.1 attached to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The list of exhibits in the Exhibit Index hereto is incorporated herein by reference.

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 8, 2023, among SunOpta Inc., the other guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, as an Issuing Bank, as the Swingline Lender and as Collateral Agent.
99.1	Press Release, dated December 13, 2023 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Greg Gaba

Greg Gaba
Chief Financial Officer

Date	December 14, 2023